Exhibit 99.1

Fluent Announces Third Quarter 2022 Financial Results

•	Q3 2022 revenue of $89.0 million, up 4% over Q3 2021
•	Net income of $3.1 million, or $0.04 per share
•	Gross profit (exclusive of depreciation and amortization) of $23.8 million, an increase of 8% over Q3 2021 and representing 27% of revenue for the three months ended September 30, 2022
•	Media margin of $28.1 million, up 16% over Q3 2021 and representing 31.5% of revenue for the three months ended September 30, 2022
•	Adjusted EBITDA of $5.9 million, representing 6.6% of revenue for the three months ended September 30, 2022
•	Adjusted net income of $5.0 million, or $0.06 per share

New York, NY – November 7, 2022 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the third quarter ended September 30, 2022.

Don Patrick, Fluent’s Chief Executive Officer, commented, “Our third quarter results came in as planned and exhibit the continued progress we are making on our long-term strategic growth plan.  We are focused squarely on consumer engagement, along with enhancing the quality experience in our performance marketplace.

Creating more effective, long term customer acquisition solutions for our clients, while successfully positioning Fluent as a market leader is the winning road forward, and it represents a more sustainable Fluent business for our stakeholders.   We anticipate the economic environment will remain volatile for some time, and we will strategically and financially adapt to the economic realities by balancing our investments and managing our business mix without compromising our key long-term strategic bets.”

Third Quarter Financial Summary

•	Q3 2022 revenue of $89.0 million, up 4% over Q3 2021
•	Net income of $3.1 million, or $0.04 per share compared to net loss of $2.5 million, or $0.03 per share, in Q3 2021
•

Gross profit (exclusive of depreciation and amortization) of $23.8 million, an increase of 8% as compared to the three months ended September 30, 2021 and representing 27% of revenue for the three months ended September 30, 2022

•	Media margin of $28.1 million, an increase of 16% over Q3 2021 and representing 31.5% of revenue for the three months ended September 30, 2022
•	Adjusted EBITDA of $5.9 million, representing 6.6% of revenue for the three months ended September 30, 2022
•	Adjusted net income of $5.0 million, or $0.06 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Monetization, as measured by media margin per registration, is up 30% in Q3’22 vs. Q3’21 enabled by continued focus on quality of traffic, re-engagement of consumers and additional investments in technology and analytics.
•	Continued expansion of Fluent’s media footprint with focus on improving our internal technology for additional growth.
•	More opportunities to drive higher quality traffic while adjusting our media mix for improved margins.
•	Given the more volatile macro-economic environment, we believe prudently managing the mix of our growth and margin initiatives while continued disciplined approach towards operating expenses, would position us to successfully manage current market realities.

  Conference Call

Fluent, Inc. will host a conference call on Monday, November 7, 2022, at 4:30 PM ET to discuss its 2022 third quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI3e21cfc8ab0449c589e6747da50576f3. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://register.vevent.com/register/BI3e21cfc8ab0449c589e6747da50576f3.  The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a global data-driven performance marketing company and trusted growth partner for leading brands. Experts in creating value for consumers, Fluent leverages its consumer database, digital media portfolio, and proprietary data science and technology to deliver outcome-based solutions for marketers. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•	The outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved;
•	Failure to safeguard the personal information and other data contained in our database;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Compliance with the covenants of our credit agreement; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2022	December 31, 2021
ASSETS:
Cash and cash equivalents	$33,106	$34,467
Accounts receivable, net of allowance for doubtful accounts of $491 and $313, respectively	67,550	70,228
Prepaid expenses and other current assets	2,312	2,505
Total current assets	102,968	107,200
Property and equipment, net	1,063	1,457
Operating lease right-of-use assets	5,653	6,805
Intangible assets, net	30,714	35,747
Goodwill	110,780	165,088
Other non-current assets	1,840	1,885
Total assets	$253,018	$318,182
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$14,918	$16,130
Accrued expenses and other current liabilities	27,577	33,932
Deferred revenue	1,331	651
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,402	2,227
Total current liabilities	51,228	57,940
Long-term debt, net	36,780	40,329
Operating lease liability	4,238	5,692
Other non-current liabilities	723	811
Total liabilities	92,969	104,772
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 84,242,962 and 83,057,083, respectively; and Shares outstanding — 79,942,810 and 78,965,260, respectively (Note 7)	42	42
Treasury stock, at cost — 4,300,152 and 4,091,823 Shares, respectively (Note 7)	(11,171)	(10,723)
Additional paid-in capital	421,990	419,059
Accumulated deficit	(250,812)	(194,968)
Total shareholders' equity	160,049	213,410
Total liabilities and shareholders' equity	$253,018	$318,182

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$89,046	$85,858	$276,470	$229,406
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	65,270	63,784	202,859	171,379
Sales and marketing	4,254	3,034	12,590	8,995
Product development	4,622	4,464	13,979	11,331
General and administrative	10,877	13,279	33,852	36,505
Depreciation and amortization	3,398	3,200	10,037	9,939
Goodwill impairment and write-off of intangible assets	—	144	55,528	343
Loss (gain) on disposal of property and equipment	(2)	—	19	—
Total costs and expenses	88,419	87,905	328,864	238,492
Income (loss) from operations	627	(2,047)	(52,394)	(9,086)
Interest expense, net	(517)	(405)	(1,331)	(1,840)
Loss on early extinguishment of debt	—	—	—	(2,964)
Income (loss) before income taxes	110	(2,452)	(53,725)	(13,890)
Income tax (expense) benefit	3,003	—	(2,119)	1
Net income (loss)	3,113	(2,452)	(55,844)	(13,889)

Basic and diluted income (loss) per share:
Basic	$0.04	$(0.03)	$(0.69)	$(0.17)
Diluted	$0.04	$(0.03)	$(0.69)	$(0.17)

Weighted average number of shares outstanding:
Basic	81,592,316	80,133,406	81,327,639	79,753,662
Diluted	81,699,966	80,133,406	81,327,639	79,753,662

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(55,844)	$(13,889)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,037	9,939
Non-cash loan amortization expense	201	361
Share-based compensation expense	2,652	3,577
Non-cash loss on early extinguishment of debt	—	2,198
Non-cash accrued compensation expense for Put/Call Consideration	—	3,213
Non-cash termination of Put/Call Consideration	—	(629)
Goodwill impairment	55,400	—
Write-off of intangible assets	128	343
Loss on disposal of property and equipment	19	—
Provision for bad debt	275	113
Provision for income taxes	2,119	—
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	2,406	(14,012)
Prepaid expenses and other current assets	277	227
Other non-current assets	52	(298)
Operating lease assets and liabilities, net	(127)	(136)
Accounts payable	(1,212)	8,493
Accrued expenses and other current liabilities	(9,616)	(5,685)
Deferred revenue	456	(651)
Other	(89)	(96)
Net cash provided by (used in) operating activities	7,134	(6,932)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(3,316)	(2,237)
Business acquisitions, net of cash acquired	(971)	—
Acquisition of property and equipment	(10)	(26)
Net cash used in investing activities	(4,297)	(2,263)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	—	49,624
Repayments of long-term debt	(3,750)	(45,486)
Exercise of stock options	—	934
Prepayment penalty on debt extinguishment	—	(766)
Taxes paid related to net share settlement of vesting of restricted stock units	(448)	(719)
Proceeds from the issuance of stock	—	136
Net cash (used in) provided by financing activities	(4,198)	3,723
Net decrease in cash, cash equivalents and restricted cash	(1,361)	(5,472)
Cash, cash equivalents and restricted cash at beginning of period	34,467	22,567
Cash, cash equivalents and restricted cash at end of period	$33,106	$17,095

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for the Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for the Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$89,046	$85,858	$276,470	$229,406
Less: Cost of revenue (exclusive of depreciation and amortization)	65,270	63,784	202,859	171,379
Gross profit (exclusive of depreciation and amortization)	$23,776	$22,074	$73,611	$58,027
Gross profit (exclusive of depreciation and amortization) % of revenue	27%	26%	27%	25%
Non-media cost of revenue (1)	4,290	2,088	12,713	11,141
Media margin	$28,066	$24,162	$86,324	$69,168
Media margin % of revenue	31.5%	28.1%	31.2%	30.2%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three and nine months ended September 30, 2022 and 2021, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$3,113	$(2,452)	$(55,844)	$(13,889)
Income tax expense (benefit)	(3,003)	—	2,119	(1)
Interest expense, net	517	405	1,331	1,840
Depreciation and amortization	3,398	3,200	10,037	9,939
Share-based compensation expense	801	1,145	2,652	3,577
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	586	—	3,213
Goodwill impairment	—	—	55,400	—
Write-off of intangible assets	—	144	128	343
Loss on disposal of property and equipment	(2)	—	19	—
Acquisition-related costs(1)(2)	536	2,906	1,673	3,406
Restructuring and other severance costs	—	133	38	230
Certain litigation and other related costs	504	295	2,502	1,322
Adjusted EBITDA	$5,864	$6,362	$20,055	$12,944

(1) Includes compensation expense related to non-competition agreements entered into as a result of acquisitions (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

(2) Includes for the three and nine months ended September 30, 2021, a net expense of $2,796 related to the Full Winopoly Acquisition (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net loss for the three and nine months ended September 30, 2022 and 2021, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Net income (loss)	$3,113	$(2,452)	$(55,844)	$(13,889)
Share-based compensation expense	801	1,145	2,652	3,577
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	586	—	3,213
Goodwill impairment	—	—	55,400	—
Write-off of intangible assets	—	144	128	343
Loss on disposal of property and equipment	(2)	—	19	—
Acquisition-related costs(1)(2)	536	2,906	1,673	3,406
Restructuring and other severance costs	—	133	38	230
Certain litigation and other related costs	504	295	2,502	1,322
Adjusted net income	$4,952	$2,757	$6,568	$1,166
Adjusted net income per share:
Basic	$0.06	$0.03	$0.08	$0.01
Diluted	$0.06	$0.03	$0.08	$0.01
Weighted average number of shares outstanding:
Basic	81,592,316	80,133,406	81,327,639	79,753,662
Diluted	81,699,966	80,514,650	81,327,639	80,755,776

(1) Includes compensation expense related to non-competition agreements entered into as a result of an acquisitions (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

(2) Includes for the three and nine months ended September 30, 2021, a net expense of $2,796 related to the Full Winopoly Acquisition (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

We present media margin, as a percentage of revenue, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com